NEWS RELEASE
March 15, 2012                               Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                        (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended December 31, 2011. Giving effect to the consolidation of TV One, net revenue was approximately $98.1 million, an increase of 37.8% from the same period in 2010.  Also giving effect to the consolidation of TV One, station operating income1 was approximately $35.3 million, an increase of 25.6% from the same period in 2010. The Company recorded a non-cash impairment charge against its goodwill and other intangible assets of approximately $22.3 million, which led to a net operating loss of approximately $9.0 million. Net loss was approximately $19.1 million or a loss of $0.38 per share, a decrease from the reported net loss of approximately $27.2 million or $0.52 per share for the same period in 2010.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Our fourth quarter radio revenue was impacted by a combination of tough political comps, non-recurring national accounts and certain format changes that we effected during the quarter. Normalizing for political and issue money, our underlying core radio revenue was down approximately 4.2%. While this is disappointing, I believe our radio group is poised to rebound strongly in 2012, with mid to high single digit revenue growth in both the first and second quarters. TV One continues its strong performance with fourth quarter revenue growth of 8.7% and EBITDA growth of approximately 102% compared to fourth quarter 2010. We expect TV One’s full year EBITDA to increase to approximately $40 million for 2012. Before intercompany management charges, our internet business generated positive adjusted EBITDA2 for the second sequential quarter, and we expect that division to be cash-flow positive for 2012.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
		(as adjusted)3		(as adjusted)3
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)	(audited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$98,093	$71,163	$364,609	$279,720
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	32,898	18,260	115,189	74,852
Selling, general and administrative, excluding stock-based compensation	29,889	24,848	125,692	102,231
Corporate selling, general and administrative, excluding stock-based compensation	8,482	7,580	33,696	28,117
Stock-based compensation	2,251	922	5,146	5,799
Depreciation and amortization	11,243	3,229	37,069	17,385
Impairment of long-lived assets	22,331	36,063	22,331	36,063
Total operating expenses	107,094	90,902	339,123	264,447
Operating (loss) income	(9,001)	(19,739)	25,486	15,273
INTEREST INCOME	234	32	354	127
INTEREST EXPENSE	23,108	15,775	88,330	46,834
GAIN ON INVESTMENT IN AFFILIATED COMPANY	-	-	146,879	-
GAIN (LOSS) ON RETIREMENT OF DEBT	-	6,646	(7,743)	6,646
EQUITY IN INCOME OF AFFILIATED COMPANY	-	1,726	3,287	5,558
OTHER EXPENSE, net	321	127	324	3,061
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(32,196)	(27,237)	79,609	(22,291)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(17,689)	(714)	64,216	3,971
Net (loss) income from continuing operations	(14,507)	(26,523)	15,393	(26,262)
GAIN (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	50	(47)	(20)	(363)
CONSOLIDATED NET (LOSS) INCOME	(14,457)	(26,570)	15,373	(26,625)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,611	581	10,014	2,008
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,068)	$(27,151)	$5,359	$(28,633)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	$(19,118)	$(27,104)	$5,379	$(28,270)
GAIN (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	50	(47)	(20)	(363)
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,068)	$(27,151)	$5,359	$(28,633)

Weighted average shares outstanding - basic4	49,782,016	52,087,460	50,739,447	51,509,239
Weighted average shares outstanding - diluted5	49,782,016	52,087,460	52,294,322	51,509,239

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PAGE 3 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
		( as adjusted)3		(as adjusted)3
	(unaudited)		(unaudited)	(audited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Net (loss) income from continuing operations (basic)	$(0.38)	$(0.52)	$0.11	$(0.55)
Income (loss) from discontinued operations, net of tax (basic)	0.00	(0.00)	(0.00)	(0.01)
Consolidated net (loss) income attributable to common stockholders (basic)	$(0.38)	$(0.52)	$0.11	$(0.56)

Net (loss) income from continuing operations (diluted)	$(0.38)	$(0.52)	$0.10	$(0.55)
Income (loss) from discontinued operations, net of tax (diluted)	0.00	(0.00)	(0.00)	(0.01)
Consolidated net (loss) income attributable to common stockholders (diluted)	$(0.38)	$(0.52)	$0.10	$(0.56)

SELECTED OTHER DATA
Station operating income 1	$35,306	$28,055	$123,728	$102,637
Station operating income margin (% of net revenue)	36.0%	39.4%	33.9%	36.7%

Station operating income reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(19,068)	$(27,151)	$5,359	$(28,633)
Add back non-station operating income items included in consolidated net income (loss):
Interest income	(234)	(32)	(354)	(127)
Interest expense	23,108	15,775	88,330	46,834
(Benefit from) provision for income taxes	(17,689)	(714)	64,216	3,971
Corporate selling, general and administrative expenses	8,482	7,580	33,696	28,117
Stock-based compensation	2,251	922	5,146	5,799
Gain on investment in affiliated company	-	-	(146,879)	-
(Gain) loss on retirement of debt	-	(6,646)	7,743	(6,646)
Equity in income of affiliated company	-	(1,726)	(3,287)	(5,558)
Other expense, net	321	127	324	3,061
Depreciation and amortization	11,243	3,229	37,069	17,385
Noncontrolling interest in income of subsidiaries	4,611	581	10,014	2,008
Impairment of long-lived assets	22,331	36,063	22,331	36,063
(Income) loss from discontinued operations, net of tax	(50)	47	20	363
Station operating income	$35,306	$28,055	$123,728	$102,637

Adjusted EBITDA2	$26,824	$20,475	$90,032	$74,520

Adjusted EBITDA reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(19,068)	$(27,151)	$5,359	$(28,633)
Interest income	(234)	(32)	(354)	(127)
Interest expense	23,108	15,775	88,330	46,834
(Benefit from) provision for income taxes	(17,689)	(714)	64,216	3,971
Depreciation and amortization	11,243	3,229	37,069	17,385
EBITDA	$(2,640)	$(8,893)	$194,620	$39,430
Stock-based compensation	2,251	922	5,146	5,799
Gain on investment in affiliated company	-	-	(146,879)	-
(Gain) loss on retirement of debt	-	(6,646)	7,743	(6,646)
Equity in income of affiliated company	-	(1,726)	(3,287)	(5,558)
Other expense, net	321	127	324	3,061
Noncontrolling interest in income of subsidiaries	4,611	581	10,014	2,008
Impairment of long-lived assets	22,331	36,063	22,331	36,063
(Income) loss from discontinued operations, net of tax	(50)	47	20	363
Adjusted EBITDA	$26,824	$20,475	$90,032	$74,520

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PAGE 4 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2011	December 31, 2010
		(as adjusted)3
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$35,939	$9,192
Intangible assets, net	1,244,861	838,945
Total assets	1,486,482	999,212
Total debt (including current portion)	808,904	642,222
Total liabilities	1,053,071	774,242
Total stockholders' equity	413,068	194,335
Redeemable noncontrolling interest	20,343	30,635
Noncontrolling interest	205,063	-

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt, net of original issue discount of approximately $6.7 million (subject to variable rates) (a)	$376,357	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	312,800	15.00%
6 3/8% senior subordinated notes (fixed rate)	747	6.38%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor Rate plus a spread currently at 6.00% and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K and 10-K/A, and 10-Q and 10-Q/A and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Net revenue increased to approximately $98.1 million for the quarter ended December 31, 2011, from approximately $71.2 million for the same period in 2010, an increase of 37.8%. Net revenues from our radio segment for the quarter ended December 31, 2011 decreased 9.4% from the same period in 2010. We began to consolidate the results of TV One during the quarter ended June 30, 2011 and recognized approximately $31.3 million of incremental revenue from our new cable television segment during the three months ended December 31, 2011.  We experienced net revenue growth for our radio stations in our Cincinnati, Raleigh and St. Louis markets, while our Baltimore, Columbus, Dallas, Houston, Philadelphia and Washington D.C. clusters experienced significant net revenue declines. Reach Media net revenue increased 13.0% for the three months ended December 31, 2011 compared to the same period in 2010 and net revenue from our internet business increased 30.5% for the same period.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets increased to approximately $71.3 million from approximately $50.7 million between the quarters ended December 31, 2011 and 2010, respectively, an increase of 40.6%. Approximately $13.6 million of the increase is a result of the TV One consolidation specifically related to programming and technical operating expenses. For our cable television segment, these operating expenses include expenses associated with the technical, programming, production, and content management. Approximately $11.2 million of the increase in programming and technical relates specifically to content amortization. Excluding the impact of consolidating TV One results, our operating expenses not including depreciation and amortization, stock-based compensation and impairment of long-lived assets remained flat for the quarter compared to the same period in 2010.

Stock-based compensation increased to approximately $2.3 million for the quarter ended December 31, 2011, compared to $922,000 for the same period in 2010, an increase of 149.5%. Increased stock-based compensation expense was due to the accelerated vesting of approximately 1,000,000 shares of restricted stock representing the final portion of shares pursuant to a long-term incentive plan granted to officers and certain key employees in January 2010. Stock-based compensation requires measurement of compensation costs for all stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest.

Depreciation and amortization expense increased to approximately $11.2 million compared to approximately $3.2 million for the quarters ended December 31, 2011 and 2010, respectively, an increase of 250.0%. Additional depreciation and amortization expense of approximately $7.6 million resulted from the fixed and intangible assets recorded as part of the consolidation of TV One.

Impairment of long-lived assets for the quarter ended December 31, 2011 decreased to approximately $22.3 million, compared to approximately $36.1 million for the same period in 2010, a decrease of 38.2%. Our annual 2011 impairment testing resulted in a non-cash impairment charge to goodwill in our Columbus market as well as a non-cash charge associated with Reach Media’s intangible assets. Our 2010 annual impairment testing resulted in a non-cash charge to radio broadcasting licenses in Philadelphia as well as a non-cash charge associated with Reach Media goodwill.

Interest expense increased to approximately $23.1 million for the quarter ended December 31, 2011, from approximately $15.8 million for the same period in 2010, an increase of 46.2%. The increase in interest expense was due to higher interest rates associated with our new 2011 senior credit facility, our new senior subordinated note and notes issued by TV One.  These instruments were all in effect for the three months ended December 31, 2011, while none of these instruments, except for our new senior subordinated note, were in place during the comparable period in 2010.  The overall effective rate of borrowing for the three months ended December 31, 2011 increased approximately 1.5% compared to the three months ended December 31, 2010.  Approximately $2.4 million of the increased interest expense relates to the debt recorded as part of the consolidation of TV One.  The Company made interest payments of approximately $15.5 million for the quarter ended December 31, 2011.

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PAGE 6 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

As there were no early bond redemptions for the quarter ended December 31 2011, there was no gain on retirement of debt to report for the quarter, compared to a gain of approximately $6.6 million for the same period in 2010. The fourth quarter 2010 net gain on retirement of debt was due to the early redemption of the Company’s outstanding 6 3/8% Senior Subordinated Notes due 2013 (the “2013 Notes”) at a discount.  This amount was offset by a write-off of approximately $3.3 million of debt costs associated with the Company’s previously outstanding 8 7/8% Senior Subordinated Notes due 2011 and the 2013 Notes. A principal amount of $747,000 remained outstanding as of December 31, 2011 for the 2013 notes.

There was no equity in income of affiliated company for the quarter ended December 31, 2011 compared to approximately $1.7 million for the same period in 2010, a decrease of 100.0%. Equity in income of affiliated company primarily reflected our estimated equity in the net income of TV One. As a result of the consolidation of TV One during the second quarter of 2011, there was no equity in income of affiliated company for the three months ended December 31, 2011. Previously, the Company’s share of the net income was driven by TV One’s current capital structure and the Company’s percentage ownership of the equity securities of TV One.

The income tax benefit for the quarter ended December 31, 2011 was approximately $17.7 million compared to a benefit of $714,000 for the same quarter in 2010.  The income tax rate for 2011 reflects the change in the deferred tax liability (“DTL”) associated with certain indefinite-lived intangibles, which increases as tax amortization on these intangibles is recognized and decreases as impairments for book purposes are recorded on these assets. In addition to the DTL on these intangibles, a portion of the DTL for the partnership interest in TV One cannot be offset by the deferred tax assets from the net operating loss carryforward. The tax benefit for the fourth quarter 2010 relates mostly to the impairment charges for indefinite-lived intangibles recorded in that quarter, which had the impact of reducing the Company’s deferred tax liability. The Company paid approximately $1.0 million in taxes for the quarter ended December 31, 2011.

Income (loss) from discontinued operations, net of tax, includes the results of operations for our sold radio stations (or stations made the subject of a local marketing agreement) and Giant Magazine, which ceased publication in December 2009. Income from discontinued operations, net of tax, was $50,000 for the quarter ended December 31, 2011, compared to a loss from discontinued operations, net of tax, of $47,000 for the same period in 2010.

The increase in noncontrolling interests in income of subsidiaries is due primarily to the impact of consolidating TV One results for the three months ended December 31, 2011.

Other pertinent financial information includes capital expenditures of approximately $4.0 million and $937,000 for the quarters ended December 31, 2011 and 2010, respectively. For the fourth quarter 2011, approximately $1.8 million of capital expenditures relates to the Company’s Washington D.C market and Corporate office moves to Silver Spring, MD. $500,000 relates to expenditures associated with the Houston news format switch and $600,000 relates to a tower upgrade in Atlanta. The Company received dividends in the amount of approximately $5.1 million for the quarter ended December 31, 2011 and approximately $14.6 million for the year ended December 31, 2011. As of December 31, 2011, the Company had total debt (net of cash balances) of approximately $773.0 million. The Company’s cash and cash equivalents by segment are as follows:  Radio One and Internet approximately $19.4 million, Reach Media approximately $1.7 million and Cable Television approximately $14.9 million. In addition to cash and cash equivalents, the Cable Television segment also has short-term investments of $761,000 and long-term investments of approximately $7.4 million. During the quarter ended December 31, 2011, the Company repurchased 25,250 shares of Class A common stock in the amount of $32,000 and 752,132 shares of Class D common stock in the amount of $926,000.  During the year ended December 31, 2011, the Company repurchased 54,566 shares of Class A common stock in the amount of $73,000 and 4,245,567 shares of Class D common stock in the amount of approximately $9.4 million.

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PAGE 7 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months and year ended December 31, 2011 and 2010 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 8 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2011
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$98,093	$54,245	$10,454	$4,823	$31,313	$(2,742)
OPERATING EXPENSES:
Programming and technical	32,898	14,131	5,287	1,872	13,628	(2,020)
Selling, general and administrative	29,889	21,129	1,876	3,132	4,963	(1,211)
Corporate selling, general and administrative	8,482	-	1,517	-	1,974	4,991
Stock-based compensation	2,251	384	-	75	-	1,792
Depreciation and amortization	11,243	1,615	989	819	7,582	238
Impairment of long-lived assets	22,331	14,509	7,822	-	-	-
Total operating expenses	107,094	51,768	17,491	5,898	28,147	3,790
Operating (loss) income	(9,001)	2,477	(7,037)	(1,075)	3,166	(6,532)
INTEREST INCOME	234	-	3	-	198	33
INTEREST EXPENSE	23,108	426	18	-	2,424	20,240
OTHER EXPENSE, net	321	321	-	-	8	(8)
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(32,196)	1,730	(7,052)	(1,075)	932	(26,731)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(17,689)	(15,134)	(2,555)	-	-	-
Net (loss) income from continuing operations	(14,507)	16,864	(4,497)	(1,075)	932	(26,731)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	50	48	-	2	-	-
CONSOLIDATED NET (LOSS) INCOME	(14,457)	16,912	(4,497)	(1,073)	932	(26,731)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,611	-	-	-	-	4,611
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,068)	$16,912	$(4,497)	$(1,073)	$932	$(31,342)

Adjusted EBITDA2	$26,824	$18,985	$1,774	$(181)	$10,748	$(4,502)

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PAGE 9 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2010
	(in thousands, unaudited, as adjusted)3

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$71,163	$59,884	$9,250	$3,697	$(1,668)
OPERATING EXPENSES:
Programming and technical	18,260	12,859	4,787	2,353	(1,739)
Selling, general and administrative	24,848	21,284	1,374	2,560	(370)
Corporate selling, general and administrative	7,580	-	1,310	-	6,270
Stock-based compensation	922	137	-	24	761
Depreciation and amortization	3,229	789	1,089	1,089	262
Impairment of long-lived assets	36,063	19,949	16,114	-	-
Total operating expenses	90,902	55,018	24,674	6,026	5,184
Operating (loss) income	(19,739)	4,866	(15,424)	(2,329)	(6,852)
INTEREST INCOME	32	-	20	-	12
INTEREST EXPENSE	15,775	-	23	-	15,752
GAIN ON RETIREMENT OF DEBT	6,646	-	-	-	6,646
EQUITY IN INCOME OF AFFILIATED COMPANY	1,726	-	-	-	1,726
OTHER EXPENSE, net	127	148	-	(27)	6
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(27,237)	4,718	(15,427)	(2,302)	(14,226)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(714)	(788)	74	-	-
Net (loss) income from continuing operations	(26,523)	5,506	(15,501)	(2,302)	(14,226)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(47)	(46)	-	(1)	-
CONSOLIDATED NET (LOSS) INCOME	(26,570)	5,460	(15,501)	(2,303)	(14,226)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	581	-	-	-	581
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(27,151)	$5,460	$(15,501)	$(2,303)	$(14,807)

Adjusted EBITDA2	$20,475	$25,741	$1,779	$(1,216)	$(5,829)

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PAGE 10 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2011
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$364,609	$221,396	$48,382	$17,529	$86,024	$(8,722)
OPERATING EXPENSES:
Programming and technical	115,189	53,895	21,206	8,563	39,082	(7,557)
Selling, general and administrative	125,692	84,230	14,105	11,342	19,016	(3,001)
Corporate selling, general and administrative	33,696	-	6,115	-	3,271	24,310
Stock-based compensation	5,146	836	-	157	-	4,153
Depreciation and amortization	37,069	6,705	3,952	3,694	21,790	928
Impairment of long-lived assets	22,331	14,509	7,822	-	-	-
Total operating expenses	339,123	160,175	53,200	23,756	83,159	18,833
Operating income (loss)	25,486	61,221	(4,818)	(6,227)	2,865	(27,555)
INTEREST INCOME	354	-	15	-	303	36
INTEREST EXPENSE	88,330	426	64	-	8,611	79,229
GAIN ON INVESTMENT IN AFFILIATED COMPANY	146,879	-	-	-	-	146,879
LOSS ON RETIREMENT OF DEBT	7,743	-	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	3,287	-	-	-	-	3,287
OTHER EXPENSE, net	324	266	-	-	8	50
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	79,609	60,529	(4,867)	(6,227)	(5,451)	35,625
PROVISION FOR INCOME TAXES	64,216	66,185	(1,969)	-	-	-
Net income (loss) from continuing operations	15,393	(5,656)	(2,898)	(6,227)	(5,451)	35,625
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(20)	(24)	-	4	-	-
CONSOLIDATED NET INCOME (LOSS)	15,373	(5,680)	(2,898)	(6,223)	(5,451)	35,625
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10,014	-	-	-	-	10,014
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,359	$(5,680)	$(2,898)	$(6,223)	$(5,451)	$25,611

Adjusted EBITDA2	$90,032	$83,271	$6,956	$(2,376)	$24,655	$(22,474)

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PAGE 11 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2010
	(in thousands, unaudited, as adjusted)3

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$279,720	$229,314	$41,773	$16,027	$(7,394)
OPERATING EXPENSES:
Programming and technical	74,852	51,899	19,888	9,514	(6,449)
Selling, general and administrative	102,231	83,076	8,786	13,063	(2,694)
Corporate selling, general and administrative	28,117	-	6,143	-	21,974
Stock-based compensation	5,799	834	-	160	4,805
Depreciation and amortization	17,385	7,080	4,249	4,942	1,114
Impairment of long-lived assets	36,063	19,949	16,114	-	-
Total operating expenses	264,447	162,838	55,180	27,679	18,750
Operating income (loss)	15,273	66,476	(13,407)	(11,652)	(26,144)
INTEREST INCOME	127	-	71	-	56
INTEREST EXPENSE	46,834	-	78	-	46,756
GAIN ON RETIREMENT OF DEBT	6,646	-	-	-	6,646
EQUITY IN INCOME OF AFFILIATED COMPANY	5,558	-	-	-	5,558
OTHER EXPENSE (INCOME), net	3,061	(84)	-	133	3,012
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	(22,291)	66,560	(13,414)	(11,785)	(63,652)
PROVISION FOR INCOME TAXES	3,971	3,137	834	-	-
Net (loss) income from continuing operations	(26,262)	63,423	(14,248)	(11,785)	(63,652)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(363)	(624)	-	261	-
CONSOLIDATED NET (LOSS) INCOME	(26,625)	62,799	(14,248)	(11,524)	(63,652)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,008	-	-	-	2,008
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(28,633)	$62,799	$(14,248)	$(11,524)	$(65,660)

Adjusted EBITDA2	$74,520	$94,339	$6,956	$(6,550)	$(20,225)

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PAGE 12 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for the fourth quarter 2011, as well as full year 2011. This conference call is scheduled for Thursday, March 15, 2012 at 10:00 a.m Eastern Daylight Time. To participate on this call, U.S. callers may dial toll free 1-800-230-1059; international callers may dial direct (+1) 612-234-9959.

A replay of the conference call will be available from 12:30 p.m. Eastern Daylight Time March 16, 2012 until 11:59 p.m. March 18, 2012. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 237163. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (http://www.radio-one.com/) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning or operating 53 broadcast stations located in 15 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother's "Spirit" program, Bishop T.D. Jakes' "Empowering Moments", the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (http://www.communityconnect.com/), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net loss to station operating income has been provided in this release. Station operating income includes results from all four of our operating segments (radio broadcasting, Reach Media, internet and cable television).

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PAGE 13 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

2           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net loss to EBITDA and Adjusted EBITDA has been provided in this release.

3           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”

4           For the quarter ended December 31, 2011 and 2010, Radio One had 49,782,016 and 52,087,460 shares of common stock outstanding on a weighted average basis (basic), respectively. For the year ended December 31, 2011 and 2010, Radio One had 50,739,447 and 51,509,239 shares of common stock outstanding on a weighted average basis (basic), respectively.

5            For the quarter ended December 31, 2011 and 2010, Radio One had 49,782,016 and 52,087,460 shares of common stock outstanding on a weighted average basis (fully diluted) for outstanding stock options, respectively.  For the year ended December 31, 2011 and 2010, Radio One had 52,294,322 and 51,509,239 shares of common stock outstanding on a weighted average basis (fully diluted) for outstanding stock options, respectively.